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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-80067) pertaining to the Performix, Inc. 1991 Incentive Stock Option Plan of Pure Software Inc. and in the Registration Statement (Form S-8 No. 333-10789) pertaining to the Atria Software, Inc. 1990 Stock Option Plan, the Atria Software, Inc. 1994 Stock Plan, the Atria Software, Inc. 1994 Non-Employee Director Stock Option Plan, the Atria Software, Inc. 1994 Employee Stock Purchase Plan, and the Pure Software Inc. 1995 Stock Option Plan of Pure Software Inc. of our report dated January 23, 1996, with respect to the consolidated financial statements as of and for the three years ended December 31, 1995 and the related schedules of Atria Software, Inc. included in the Registration Statement (Form S-4 No. 333-08695) of Pure Software.


                                        Ernst & Young LLP

Boston, Massachusetts
November 6, 1996